Exhibit 99.1

Allied Esports Entertainment Announces Changes to its Board of Directors and Management Team

IRVINE, Calif. (November 11, 2021) – Allied Esports Entertainment, Inc. (NASDAQ: AESE) (the “Company” or “AESE”), a global esports entertainment company, today announced a series of changes to the Company’s Board of Directors and management team.

Board of Directors

On November 5, 2021, Alexander Misch, a Class B Director of the Company, resigned from the Board of Directors. On November 11, 2021, the Board of Directors appointed Mr. Guanzhou (Jerry) Qin to the Board of Directors as a Class B Director to fill the vacancy created by Mr. Misch’s resignation. Mr. Qin brings strong management skills from Fortune 500 companies, hands-on knowledge at high-tech startups, and deep experience in finance and accounting. Mr. Qin has served as the Finance Director of Content Business at Tencent since February 2020, and served as the Head of Finance at Aibee Inc., a top artificial-intelligence start-up, from September 2018 until February 2020. Mr. Qin also served as the Senior Finance Director of APAC (China, Japan, India and others) at TripAdvisor (Nasdaq: TRIP) from June 2017 until August 2018. Mr. Qin also served as the Chief Financial Officer of Glu Mobile, a top mobile game developer, and as a consultant at Andersen/PWC.

In addition to the appointment of Mr. Qin, the Board of Directors elected Yanyang Li, a current director of the Company, to serve as co-Chairman of the Board of Directors with the existing chairman, Lyle Berman.

Management Updates

On November 11, 2021, the Board of Directors also appointed current directors of the Company to new roles to accelerate the Company’s progress in identifying and consummating the acquisition of one or more companies and concluding a possible disposition of the Company’s Esports division. The Board of Directors appointed Lyle Berman as President, Yinghua Chen as Chief Investment Officer and Adam Pliska as a special consultant to provide the services described below.

Mr. Berman, as President of the Company, will focus his efforts on managing investor relations, advancing the sale of the Company’s Esports division, and evaluating and providing strategic input related to the acquisition of one or more companies.

Ms. Chen, as the Chief Investment Officer, will primarily focus on identifying and working with an investment banker and the Company’s executive team to: (1) evaluate potential acquisition candidates and provide specialized insight; (2) provide suggestions and recommendations related to possible acquisition structures; and (3) oversee cash position to ensure the success of one or more acquisitions.

Mr. Pliska, as a strategic consultant to the Company, will draw upon his specialized expertise and industry experience to advance the sale of the Company’s Esports division, and the evaluation and strategy related to a potential acquisition in the online-gaming industry.

Libing (Claire) Wu continues to serve as the Company’s Chief Executive Officer and General Counsel, and Roy Anderson continues to serve as the Company’s Chief Financial Officer.

Co-Chairman and President Lyle Berman said, “We are pleased to announce the addition of Jerry Qin to the Company’s Board of Directors. Jerry’s financial acumen, coupled with his extensive executive management and directorship experience with both early-stage and publicly-held technology companies make him an excellent addition to our Board.”

Mr. Berman continued, “We are confident that the new appointments to the executive management team will significantly accelerate our ability to complete the disposition of our Esports division and at the same time, identify and successfully execute M&A opportunities to maximize shareholder value.”

About Allied Esports Entertainment

Allied Esports Entertainment (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide. For more information, visit alliedesports.gg.

Forward Looking Statements

This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the ability to meet Nasdaq’s continued listing standards; our ability to execute on our business plan; the ability to retain key personnel; potential litigation; general economic and market conditions impacting demand for our services; a change in our plans to retain the net cash proceeds from the WPT sale transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the WPT sale transaction; and a decision not to pursue strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AESE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business is described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on April 13, 2021. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K

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Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addo.com

424-238-6249

Media Contact:

Brian Fisher

Allied Esports Entertainment

brian@alliedesports.com